Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10435) pertaining to the Affinity Technology Group, Inc. 1995 Stock Option Plan, 1996 Stock Option and the Non-Employee Directors' Stock Option Plan, of our report dated January 24, 2007, except for Notes 1 and 11, which are as of January 30, 2007, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.





                                         /s/  SCOTT McELVEEN, L.L.P.


Columbia, South Carolina
January 30, 2007





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